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                                                                     Exhibit 4.1

                      Agreement for the Sale and Purchase
                    Of Part of the Issued Share Capital of
                    Grupo Intelcom de Mexico, S.A. de C.V.

     This Agreement (this "Agreement") dated effective as of June 6, 2000 is between COMSAT Mexico, S.A. de C.V., a Mexican corporation with principal offices located at Av. Renato Leduc 321 Col. Toriello Guerra, Tlalpan, C.P. 14050, Mexico ("COMSAT Mexico" or "Seller"), and American TeleSource International, Inc., a Delaware corporation with principal offices at 12500 Network Boulevard, San Antonio, Texas, USA ("ATSI" or "Purchaser"). Seller and Purchaser shall each be referred herein, individually, as a "Party" and, collectively, as the "Parties".

                                   RECITALS

  A. Grupo Intelcom de Mexico, S.A. de C.V. (the "Company") is a corporation organized under the laws of Mexico;

  B. COMSAT Mexico owns Two Hundred Sixty Six Thousand, Two Hundred Thirty One (266,231) shares of the stock of the Company (which shares shall be referred to herein as the "Shares"), representing forty-nine percent (49%) of the issued and outstanding shares of Company stock;

  C. COMSAT Mexico desires to sell the Shares to ATSI, and ATSI desires to purchase the Shares from COMSAT Mexico in accordance with the terms and conditions set forth in this Agreement.

  Therefore, for the consideration described in this Agreement and for other consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.   Definitions. The following terms shall have the meanings set forth below:

  "Closing" shall have the meaning given in Section 4 below.

  "CFCE" shall mean the Comision Federal de Competencia Economica de Mexico.

  "COFETEL" shall mean the Comision Federal de Telecomunicaciones de Mexico.

  "Escrow Termination Date" shall mean September 30, 2000, or any later date that may be established by COFETEL for the start of operations under the Long Distance License.

  "knowledge of" shall mean (i) in the case of natural person, the particular fact was known, or not known, as the context requires, to that person after duly diligent investigation and inquiry by that person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any employee of such entity

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  after duly diligent investigation and in inquiry by the principal executive officer of that entity, or such officer's representative.

  "Escrow Agent" - Chase Bank of Texas, N.A. serving as escrow agent under the terms of the Escrow Agreement attached as Exhibit 1.
                                                ---------

  "Escrow Deposit" shall have the meaning given in Section 4(d) below.

  "Long Distance License" means that concession issued on June 4, 1998 by the SCT to the Company.

  "Majority Shareholder" shall mean Dr. Alfonso Roqueni Torres, an individual who, as of the date of this Agreement, owns fifty-one percent (51%) of the issued and outstanding shares of the Company.

  "SCT" shall mean the Secretaria de Comunicaciones y Transportes de Mexico.

  "SRE" shall mean Secretaria de Relaciones Exteriores de Mexico.

2. Sale and Purchase of Shares. Subject to the terms of this Agreement, the Seller sells, and the Purchaser purchases for the purchase price set forth in
Section 3 below, the Shares.

3. Purchase Price. The purchase price for the Shares shall be Seven Hundred and Fifty Thousand and no 00/100's U.S. Dollars ($750,000.00)(the "Purchase Price").

4. Closing. The parties agree that the following must occur contemporaneously with the execution of this Agreement and as a condition to the effectiveness of this Agreement (the "Closing"):

     (a) Escrow Agent, Seller and Purchaser shall have executed the Escrow Agreement attached as Exhibit 1 and each party shall have received evidence of
                      ---------
execution via facsimile, with original to follow via overnight mail to the address provided for each party in Section 11 of this Agreement;

     (b) Each party shall have received evidence of execution of this Agreement by the other party via facsimile with original to follow via overnight mail to the addresses provided for each party in Section 11 of this Agreement;

     (c) Purchaser shall have delivered Six Hundred Seventy Five Thousand U.S. Dollars and no 00/100's ($675,000.00) to Seller in immediately available funds by wire transfer to the Seller's account at Citibank, NA ABA 021000089 Account Number 3617-7326 Account Name: COMSAT Mexico, S.A. de C.V.

     (d) Purchaser shall have delivered Seventy Five Thousand U.S. Dollars and no 00/100's ($75,000.00) to the Escrow Agent in immediately available funds by wire

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transfer to the Escrow Agent's account at: Chase Bank of Texas, N.A. - Houston,
TX, ABA #: 113000609, Credit: Trust Clearing Account #00101606276, FFC: American TeleSource/COMSAT Escrow Account #21180-00, Attn: May Ng x6467 (the "Escrow Deposit");

     (e) Seller shall have delivered duly executed transfers of the Shares to the Escrow Agent;

     (f) Seller shall have delivered an Officer's Certificate in the form attached as Exhibit 4(f)-1 executed by its Director General and a Secretary's Certificate in the form attached as Exhibit 4(f)-2; and

     (g) Purchaser shall have delivered an Officer's Certificate in the form attached as Exhibit 4(g)-1 executed by its Chief Executive Officer and the Secretary's Certificate in the form attached as Exhibit 4(g)-2 executed by its Secretary.

5. Release of Escrow. Seller and Purchaser, acting in good faith, shall execute the Release of Escrow in the form attached as Exhibit A of the Escrow Agreement no later than the third business day following the satisfaction of the Conditions Precedent to Release of Escrow described in Section 6 below. In the event that such conditions precedent are not satisfied by the Escrow Termination Date, then this Agreement may be terminated by either Party by the provision of written notice to the other Party and the Escrow Deposit and the Shares will be returned in accordance with the Escrow Agreement.

6. Conditions Precedent to Purchaser's Obligation to Release Escrow. Purchaser's obligation to execute the Release of Escrow is subject to the satisfaction of the following conditions precedent:

     (a) Majority Shareholder Agreement. Purchaser and the Majority Shareholder shall have executed an Agreement for the transfer of control of the Majority Shareholder's interest in the Company and the required regulatory notices and applications in connection with the transfer of the Majority Shareholder's interest in the Company shall have been made;

     (b) Resignations of Officers. All of the officers of the Company, if any, shall have tendered their resignations (which resignations may be contingent upon the completion of the Release of Escrow contemplated hereunder);

     (c) Consents. The following consents and approvals have been obtained or applied for, as indicated below:

          (i) SCT approval required for the transfer of the Shares to Purchaser shall have been obtained;

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          (ii)  SRE approval required for change of the name of the Company to a name mutually agreeable to the parties (which shall not include the word "COMSAT") shall have been obtained, and application to the SCT for the change of the name shall have been made.

          (iii) CFCE approval, if required, for transfer of the shares to Purchaser shall have been obtained.

7. Representations and Warranties of Seller. Seller represents and warrants the following as of the date of this Agreement:

     (a) Ownership of Stock. Seller owns good and marketable title to the entire interest in the Shares, is the record owner of the Shares, and the Shares are delivered to Purchaser free and clear of all adverse claims, security interests, encumbrances, proxies, options, shareholder agreements or other restrictions (except those which may be imposed under Mexican or U.S. law or regulation).

     (b) Organization and Good Standing; Qualification. Seller is a sociedad anonimo de capital variable duly organized, validly existing and in good standing under the laws of Mexico, with all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

     (c) Capitalization. The authorized capital stock of the Company consists of 543,313 shares of common stock, par value $ 1.00 Mexican Peso per share, of which 543,313 shares are issued and outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable.

     (d) Authorization and Validity. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     (e) No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the organizational documents or Bylaws of the Company or any agreement, indenture or other instrument under which the Company is bound or to which the Shares or any of the assets of the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Shares or any of the assets of the Company, or (ii) violate or conflict with any judgment, decree, order, statute, rule or

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regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, or the Shares or the assets of the Company.

     (f) Consents. To the knowledge of Seller, except as indicated as conditions precedent to closing in Section 6(c) of this Agreement, or those that may be required in order to effect the Majority Shareholder Closing described in
Section 6(a) of this Agreement, there are no consents, authorizations, approvals of, nor is there any governmental or public body or authority or any other person or entity who is required to authorize, or whose authorization is required in connection with, the execution, delivery and performance of this Agreement on the part of the Seller.

     (g) Assets and Liabilities. To the knowledge of the Seller, the balance sheet of the Company provided as Exhibit 7(g) of this Agreement is true
                                 ------------
and complete and fairly reflects the assets and liabilities of the Company as of the date of this Agreement, except that the Company also owns the Long Distance License, a value added services license granted on November 28, 1994, and a data transmission license granted on November 28, 1994, and the Company's liabilities include an interconnection project involving Telefonos de Mexico, S.A. de C.V. and Telefonos de Noroeste, S.A. de C.V. as provided in COFETEL's resolution dated May 28, 1997. The Parties agree that the liability for $31,584 to Comsat Mexico, S.A. de C.V. is paid as part of the Purchase Price

     (h) Litigation. Other than those that may be required to obtain the consents necessary to consummate the transaction contemplated herein, to the knowledge of the Seller, there are no legal actions or administrative proceedings or investigations instituted or threatened against the Company. The Company is not subject to any continuing court or administrative order, writ, or injunction applicable specifically to the Company or in default with respect thereto, except as provided in Exhibit 7(n).

     (i)  Employees. To the knowledge of Seller, Exhibit 7(i) hereto contains a
                                                 ------------
complete and accurate list of all employees of the Company as of the date of this Agreement.

     (j)  Agreements. To the knowledge of Seller, Exhibit 7(j) hereto contains a
                                                  ------------
complete and accurate list of all agreements to which the Company is a party.

     (k) Officers. To the knowledge of Seller, the individuals serving as officers of the Company as of the date of this Agreement are shown on Exhibit
                                                                      -------
7(k)
----

     (l) Agents. To the knowledge of Seller, the Company has not granted a power of attorney to act on its behalf to any person or authorized any person to act as an agent of the Company as of the date of this Agreement, except as otherwise described in Exhibit 7(l).
                       ------------

     (m) Laws. To the knowledge of the Seller, the Company is in material compliance with all applicable laws and regulations to which it is subject and has not failed to file with the proper authorities all necessary statements and reports required (and

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not subject to any exception, exemption or waiver) under such laws and regulations, except as provided in Section 7(n).

     (n) Long Distance License. To the knowledge of Seller, except as described on Exhibit 7(n) or as otherwise permitted under relevant law and regulation the
   ------------
Company is in compliance with the terms of the Long Distance License.

     (o) Accuracy of Information Furnished. To the knowledge of the Seller, all information furnished as of the date of this Agreement to Purchaser by Seller in connection with the transactions contemplated by this Agreement is true, correct and complete in all material respects. Purchaser acknowledges and agrees that it has had a full and fair opportunity to investigate the Company and to perform such investigations as Purchaser has deemed necessary to complete the transaction contemplated herein.

     8. Representations and Warranties of Purchaser. ATSI represents and warrants the following:

     (a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) Authorization and Validity. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     (c) No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

     (d) Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

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     (e)   Accuracy of Information Furnished. To the knowledge of the Purchaser, all information furnished as of the date of this Agreement to Seller by Purchaser in connection with the transactions contemplated by this Agreement is true, correct and complete in all material respects. Buyer acknowledges and agrees that it has had a full and fair opportunity to investigate the Company and to perform such investigations as Purchaser has deemed necessary to complete the transaction contemplated herein.

     (f)   Assets and Liabilities. The balance sheet of Purchaser provided as
Exhibit 8(f) of this Agreement is true and complete and fairly reflects the
------------
assets and liabilities of the Purchaser as of April 30, 2000.

     (g) Exemption from Securities Act. Purchaser understands that the Shares are being transferred by Seller to Purchaser in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and equivalent state securities and "blue sky" laws, and that Seller is relying upon the accuracy of, and Seller's compliance with, the following representations, warranties and covenants to determine the availability of these exemptions:

     (i) Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act;

     (ii) Purchaser is capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Shares, and is able to afford the loss of its investment in the Shares;

     (iii) Purchaser acknowledges that in making its decision to acquire the Shares, it has been given an opportunity to ask questions of and to receive answers from the Seller's executive officers, directors and management personnel concerning the Seller and the Shares;

     (iv) Purchaser understands that the Shares have not been approved or disapproved by the United States Securities and Exchange Commission or any state securities commission or the relevant securities regulatory authorities of Mexico and that the foregoing authorities have not reviewed any documents or instruments in connection with the transfer to Purchaser of the Shares and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

     (v) Purchaser understands that that none of the Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, unless registered pursuant to, or exempt from registration under, all applicable securities laws (including, as the case may be, U.S. and Mexican law).

     (h) Purchaser has reviewed the Long Distance License with the assistance of Mexican regulatory counsel and is familiar with the legal and regulatory status of the

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Long Distance License, including capital increase requirements and the upcoming deadlines for the start of operations and other matters as required by the SCT and COFETEL.

9. Mutual Covenants. Seller covenants to Purchaser, and Purchaser covenants to Seller the following:

     (a) Further Actions. The parties shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to
(i) vest in the Purchaser good and marketable title to the Shares, and (ii) establish and protect the rights created in favor of the parties; including, but not limited to, seeking additional approval from the SCT, CFCE and the SRE as described in Sections 6(c) and 9(d) of this Agreement and seeking a further extension of time for the start of operations from COFETEL if needed, and completing any notarial process that may be required under Mexican law. Upon a parties' reasonable request, the other parties will provide additional information relevant to the transactions that are the subject of this Agreement

     (b) Notification of Breach of Representations and Warranties. Each party will notify the others if it becomes aware that any of its representations and warranties made in this Agreement were not true when made.

     (c) Best Efforts. Between the date of this Agreement and the Closing Date, each Party will use its best efforts to cause the conditions precedent to their respective obligations to close to be satisfied.

     (d) Approvals of Governmental Bodies. Within five (5) business days following the date of this Agreement Purchaser, in coordination with the Seller shall cause to be made the appropriate notice or filing with the SCT and CFCE in connection with the transfer of the Shares to ATSI, and the appropriate notice or filing with the SRE to effect the change in the name of the Company to a name mutually agreeable to the parties; the parties anticipate that the approval of the SCT will take no more than 90 days from filing, and that the approvals from the CFCE and SRE will take more than 45 days from filing; Within three (3) business days from approval of the name change from the SRE, the Purchaser, in coordination with the Seller, shall cause to be made the appropriate notice or filing with the SCT to effect the change in the name of the Company to the name approved by the SRE.

     (e) Escrow. Within three (3) business days of the satisfaction of the Purchaser's Conditions Precedent to Release of Escrow defined in Section 6 of this Agreement or waiver of those conditions by mutual agreement of the parties, Purchaser will execute the Release of Escrow in the form attached as Exhibit A
                                                                     ---------
to the Escrow Agreement and transmit it to the Escrow Agent with a copy to Seller. Promptly upon receipt of the Release of Escrow executed by the Seller, Seller will execute the Release of Escrow in the form attached as Exhibit A to
                                                                  ---------
the Escrow Agreement and transmit it to the Escrow Agent with a copy to Purchaser. Purchaser will pay the Escrow Agent's fees under this Agreement. In the event that COFETEL may establish a later date for the start

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of operations under the Long Distance License, execute a joint instruction to the Escrow Agent that the Escrow Termination Date is changed to that later date.

10.  Indemnification.

     (a) Indemnification by Seller. Until the date that is one (1) year following the Closing Date, Seller agrees to indemnify, defend and hold Purchaser, and each of their respective directors, officers, harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages") incurred by Seller by reason of or resulting from a material breach of this Agreement by Seller, including a breach of any representation, warranty, or covenant made by Seller herein; provided that in no case shall the aggregate amount of Seller's obligation to indemnify Purchaser hereunder exceed the consideration received by Seller as the purchase price hereunder.

     (b) Indemnification by Purchaser. Until the date that is one (1) year following the Closing Date, Purchaser agrees to indemnify defend and hold Seller and its respective directors and officers, harmless from and against all Damages asserted against or incurred by them by reason of or resulting from an actual or asserted breach of this Agreement by ATSI, including a material breach of this Agreement, including a breach of any representation, warranty or covenant made by Purchaser herein.

     (c) Procedures. A person seeking indemnification under this Section shall provide prompt notice of its claim for indemnification to the indemnifying party. The indemnifying person will have the right to select counsel and to defend the claim in respect of any indemnified matter under this Section. The indemnifying party will keep the indemnified party informed of the status of any litigation or dispute resolution procedure, will give reasonable consideration to the suggestions and requests of the indemnified party with respect to the conduct of the litigation or dispute resolution procedure. The indemnified party will cooperate in the defense of the claim and shall provide such information as the indemnifying party may reasonably require to defend the claim. The indemnified party shall not settle any matter covered by this Section without the prior consent of the indemnifying party. Amounts due under this section shall be paid upon final resolution of the underlying claim, and may be offset against amounts due the indemnifying party under this Agreement if not paid promptly.

11.  Miscellaneous.

     (a) Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

     (b) Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, without the consent of the other Party (which shall not be unreasonably withheld), except by either Party to an affiliate of such Party or by Seller to Lockeed Martin Corporation of any of its affiliates; provided that affiliate shall mean any entity that controls, is controlled by or is under common control of an entity that controls such Party.

     (c) Survival. The provisions of Sections 7 and 8 shall survive the closing of the transactions contemplated by this Agreement and shall continue for a period of one (1) year.

     (d) Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     (e) Parties In Interest; No Third Party Beneficiaries Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

     (f) Entire Agreement This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (g) Severability If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     (h) Governing Law THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE, U.S.A.; EXCEPT FOR REQUIRED MEXICAN

GOVERNMENTAL APPROVALS, WHICH WILL BE GOVERNED BY MEXICAN LAW.

     (i) Confidentiality. The parties agree that they will not disclose to any third party (except to its agents or employees with a "need to know") any of the other party's "Confidential Information," as defined below, or the fact that it has possession of any of the other party's Confidential Information, whether the Confidential Information was learned before or after the execution of the Agreement, and whether it was transmitted in oral, paper, magnetic, photographic or any other form. "Confidential Information" is any information regarding a party's assets, liabilities, costs, rates, sales strategies, business plans, suppliers, operations, financial results, identities of employees, identities of customers, trade secrets, intellectual property, and any other information not specifically listed that is commonly understood to be confidential. Confidential Information shall include any of the terms, conditions or other facts with respect to the transactions contemplated by this Agreement, including the status thereof. Provided, however, that Confidential Information does not include any information which enters the public domain legally and through no breach of this Agreement, or other agreement, is independently developed by a party, is required to be disclosed by applicable law (provided the disclosing party gives notice of the disclosure at the earliest practical time) or is disclosed as part of a bona fide legal proceeding brought by one party against the other in connection with this Agreement. Each party will use the other's Confidential Information only in connection with the performance of this Agreement, and will use at least a reasonable degree of care to protect the Confidential Information. Each party will return or destroy the other's Confidential Information on demand, and will certify in writing, if requested, that the Confidential Information has been destroyed.

     (j) Publicity. Neither Party's Representative shall (i) make any public announcement, release or disclosure, written or otherwise, regarding the terms of this Agreement or (ii) use the name "COMSAT," "CI," "COMSAT International," "Communications Satellite Corporation," or any derivative or variation thereof without the prior written consent of COMSAT International.

     (k) Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     (l) Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     (m) Reference to Agreement. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Section or provision of this Agreement, unless otherwise noted.

     (n) Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

     If to Purchaser:    American TeleSource International, Inc.
                         6000 Northwest Blvd, Suite 110
                         San Antonio, Texas 78249 U.S.A.
                         Attention: Arthur L. Smith
                         Telephone: (210) 547-1000
                         Facsimile: (210) 547-1001

     with a copy to:     Jackson Walker, L.L.P.
                         112 E. Pecan Street, Suite 2100
                         San Antonio, Texas 78205 U.S.A.
                         Attention: Patrick B. Tobin
                         Telephone: (210) 978-7700
                         Facsimile: (2100 978-7790

     If to Seller:       COMSAT Mexico, S.A. de C.V.
                         Ave. Renato Leduc No. 321
                         Col. Toriello Guerra 14050
                         Mexico, D.F.
                         Telephone: (525) 528-2100
                         Facsimile: (525) 528-2321

     with a copy to:     Office of the General Counsel
                         COMSAT International
                         6560 Rock Spring Drive
                         Bethesda, MD 20817
                         Telephone: (310)214-3611
                         Facsimile: (310)214-7128

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

     (o) Choice of Forum. The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in the State of Delaware, U.S.A. Each of the parties hereto consents to the

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in personam jurisdiction of any state or federal court in the State of Delaware,
U.S.A. and waives any objection to the venue of any such suit, action or proceeding.

     (p) Service of Process. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in this Section and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

     (q) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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          EXECUTED as of the date first above written.


                                        AMERICAN TELESOURCE
                                        INTERNATIONAL, INC.



                                        By:   ______________________________
                                        Name: Arthur L. Smith
                                        Its:  Chief Executive Officer
                                        Date: June 6, 2000



                                        COMSAT MEXICO, S.A. de C.V.



                                        By:   ______________________________
                                        Name: Mary Gramaglia
                                              Attorney-in-Fact
                                        Date: June 6, 2000



Exhibits

1          Escrow Agreement
4(f)-1     Officer's Certificate - COMSAT Mexico
4(f)-2     Secretary's Certificate - COMSAT Mexico
4(g)-1     Officer's Certificate - ATSI
4(g)-2     Secretary's Certificate - ATSI
7(g)       Company balance sheet
7(i)       Company employees
7(j)       Company material agreements
7(k)       Company officers
7(l)       Company powers of attorney
7(n)       Exceptions to compliance with Long Distance License
8(f)       Purchaser's balance sheet

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                                   Exhibit 1

Escrow Agreement

                                       15
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                                Exhibit 4(f)-1

Officer's Certificate - COMSAT Mexico

                                       16
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                                Exhibit 4(f)-2

Secretary's Certificate - COMSAT Mexico

                                       17
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                                 Exhibit 4(g)

Officer's Certificate - ATSI

                                       18
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                                 Exhibit 7(g)

Balance Sheet of Grupo Intelcom

                                       19
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                       Exhibit 7(i) - Company Employees

None.

                                       20
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                  Exhibit 7(j) - Company Material Agreements

Surety Bonds executed with Afianzadora Mexicana, S.A. and Fianzas Monterrey Aetna, S.A.

                                       21
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                         Exhibit 7(k)-Company Officers

None.

                                       22
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                   Exhibit 7(l) - Company Powers of Attorney

None.

                                       23
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             Exhibit 7(n) - Compliance with Long Distance License

None. Previous conditions of non-compliance cured by extension of time to meet concession requirements granted by COFETEL Resolution
#CFT/D06/CGST/DGLDVA/02251/2000, including upcoming deadlines for start of operations.

                                       24
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                                 Exhibit 8(f)

ATSI Balance Sheet for month ending April 30, 2000.

                                       25